UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On February 23, 2015, Kinder Morgan, Inc. (“KMI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and RBS Securities Inc., as representatives of the several underwriters, pursuant to which KMI agreed to sell $800 million in aggregate principal amount of 5.050% Senior Notes due 2046 (the “Notes”). The Notes are guaranteed pursuant to a Cross Guarantee Agreement, which is described in and filed as Exhibit 10.58 to KMI’s Annual Report on Form 10-K for the year ended December 31, 2014. The Underwriting Agreement contains customary representations and warranties by KMI. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby KMI and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-200421).

The Notes were issued pursuant to an Indenture, dated as of March 1, 2012, between KMI and U.S. Bank National Association, as trustee. The Notes will mature on February 15, 2046.  Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 each year.  Interest will accrue from February 26, 2015, and the first interest payment date for the Notes will be August 15, 2015. KMI may redeem all or a part of the Notes at any time at the applicable redemption price.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of KMI under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with KMI and its affiliates and provided financial advisory services for KMI and its affiliates in the ordinary course of their business, and may do so in the future. Affiliates of several of the underwriters are lenders and agents under the revolving credit agreement, dated as of September 19, 2014, by and among KMI, a syndicate of lenders and Barclays Bank PLC, as administrative agent. Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits

1.1          Underwriting Agreement, dated February 23, 2015, by and among Kinder Morgan, Inc. and the underwriters party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
Name: David R. DeVeau
Title: Vice President

Date: February 24, 2015

EXHIBIT INDEX

1.1                               Underwriting Agreement, dated February 23, 2015, by and among Kinder Morgan, Inc. and the underwriters party thereto.